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                                                                    EXHIBIT 23.2







                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                       FOR
                           LEAF FINANCIAL CORPORATION










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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




         We have issued our reports dated November 12, 2004 accompanying the financial statements of LEAF Financial Corporation as of September 30, 2004 and 2003 and for the years then ended contained in the Pre-effective Amendment No. 5 to Registration Statement Form S-1 and the Prospectus included as part thereof. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".



                                                     /s/ GRANT THORNTON LLP


Cleveland, Ohio
December 15, 2004